RELEASE AGREEMENT


     THIS AGREEMENT, made this ______ day of ___________, 1998, by and among THE CITIZENS NATIONAL BANK OF LANSFORD, a national banking association, having its principal office at 13-15 W. Ridge Street, P.O. Box 128, Lansford, Pennsylvania 18232 ("the Bank"), and THE CITIZENS NATIONAL BANK OF SLATINGTON, a national banking association, having its principal office at 502 Main Street, Slatington, Pennsylvania 18080 ("Slatington"), and HARLEYSVILLE NATIONAL CORPORATION, a Pennsylvania corporation ("HNC"), NORTHERN LEHIGH BANCORP, INC., a Pennsylvania corporation ("NLBI"), and FRANCIS P. BURBRIDGE (the "Executive").

                                   WITNESSETH:


     WHEREAS, the Bank is entering into an agreement whereby the Bank, a subsidiary of HNC, shall merge with Slatington each acting pursuant to resolutions approved and adopted by the vote of a majority of its directors;

     WHEREAS, the Executive is an employee of Slatington and Slatington and Executive have entered into an Employment Agreement, including a Change in Control provision, and any amendments or modifications thereto, ("Prior Employment Agreement"), which Prior Employment Agreement is attached hereto as Exhibit "A"; and

     WHEREAS, the Executive, and the Bank have agreed that the Executive will work for the Bank after the Effective Date of the merger transaction; and

     WHEREAS, the Executive has agreed to release any and all rights Executive may have under the Prior Employment Agreement and/or any other employment agreement or understanding Executive may have with Slatington;

     NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

     1. Effective Date. This Agreement shall take effect and become effective on the "Effective Date" of the Agreement and Plan of Reorganization by and among Harleysville National Corporation, HNC North, Inc., The Citizens National Bank of Lansford, Pennsylvania, Northern Lehigh Bancorp, Inc. and The Citizens National Bank of Slatington ("Merger Agreement") as defined in Article I,
Section 1.1(d) of the Merger Agreement.

     2. Release of Prior Employment Agreement. In consideration of the Executive becoming employed by the Bank, the Executive releases the Bank, HNC and any of its direct of indirect subsidiaries and affiliates, NLBI and Slatington from any liability, obligation, duty or contractual requirement, for payment or otherwise set forth in any and all provisions of the Prior Employment Agreement or any other employment agreement or understanding Executive may have with Slatington, NLBI, the Bank or HNC.

     3. Release Consideration. In consideration for the Release referred to in Paragraph 2, the Bank shall, on the Effective Date of the Merger Agreement, pay Executive the gross sum of One Hundred Four Thousand Dollars ($104,000), minus applicable taxes and withholdings. In addition, the Executive and the Bank will enter into a one year Executive Employment Agreement and a one year Consulting Agreement.

     4. Source of Payments. It is intended by the parties hereto that all payments provided in this Agreement shall be paid the Bank.

     5. No  Attachment.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void and of no effect.

     (b) This Agreement shall be binding upon and inure to the benefit of the Executive, the Bank, NLBI, HNC, and any direct or indirect subsidiaries and affiliates of HNC and their respective successors and assigns.

     6.  Modification  and  Waiver.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition for the future or as to any act other than that specifically waived.

     7. Severability. If, for any reason, any provision of this Agreement, or any part of any provisions, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall, to the extend consistent with law, continue in full force and effect.

     8. Headings for Reference Only. The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     9. Governing Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by Pennsylvania Law.

     10. Successor to the Bank. The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Holding Company, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

     IN WITNESS WHEREOF, the Bank, Slatington and HNC has caused this Agreement to be executed by its duly authorized officers, and Executive has signed this Agreement on the ________ day of _______________, 1998.

ATTEST:                                 THE CITIZENS NATIONAL BANK OF LANSFORD

/s/ Martha Rex                       By /s/ Thomas D. Oleksa
------------------------                ---------------------------------------
Martha Rex, Cashier                     Thomas D. Oleksa, President


                                        THE CITIZENS NATIONAL BANK OF
                                           SLATINGTON

/s/ Andrea M. Beltz                 By  /s/ Joseph G. Bechtel
------------------------                ---------------------------------------
Andrea M. Beltz, Secretary              Joseph G. Bechtel, Director


                                       HARLEYSVILLE NATIONAL CORPORATION

/s/ Jo Ann Bynon                   By
---------------------------            ---------------------------------------
Jo Ann M. Bynon, Secretary             Walter E. Daller, Jr., President


                                       NORTHERN LEHIGH BANCORP, INC.


Andrea M. Beltz                   By   /s/ Joseph G. Bechtel
--------------------------             ---------------------------------------
Andrea M. Beltz, Secretary             Joseph G. Bechtel, President


WITNESS:

                                       /s/ Francis P. Burbidge
                                       ---------------------------------------
                                       Francis P. Burbidge